JOINT VENTURE AGREEMENT
between
RANDFONTEIN ESTATES LIMITED
and
LAK TRADING COMPANY NO. 9 (PROPRIETARY) LIMITED
and
AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

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1 INTERPRETATION	3
2 RECITALS	10
3 CONDITION PRECEDENT	10
4 JOINT VENTURE	11
5 CONTRIBUTIONS	12
6 PROJECT	14
7 PARTICIPATION	14
8 DISTRIBUTION BY AND FUNDING OF JOINT VENTURE	15
9 JOINT VENTURE BOARD	17
10 MANAGEMENT	21
11 REHABILITATION OBLIGATIONS	23
12 MATTERS REQUIRING UNANIMITY	23
13 ANNUAL BUDGET	25
14 UNDERTAKINGS BY THE PARTIES	25
15 WARRANTY BY RANDFONTEIN	26
16 TRANSFER OF SHARES BY AVR	26
17 TRANSFER OF PARTICIPATION INTEREST BY AFRICA VANGUARD	26
18 TRANSFER OF PARTICIPATION INTEREST BY RANDFONTEIN	29
19 DEEMED OFFER	29
20 EXERCISE OF SECURITY	31
21 ADMISSION OF NEW PARTICIPANTS	31
22 WARRANTIES BY PARTIES	32
23 BREACH	32
24 DISPUTES	32
25 EFFECT OF TERMINATION	34
26 NOTICES AND DOMICILIUM	34
27 SEVERABILITY	35
28 GENERAL	35
29 BENEFIT OF THE AGREEMENT	36
30 COSTS	36
31 APPLICABLE LAW	37
ANNEXE
A
PLAN OF MINING AREA

WHEREBY THE PARTIES AGREE AS FOLLOWS -
44    INTERPRETATION
44.1 In this Agreement -
44.1.1 clause headings are for convenience only and are not to be used in its interpretation;
44.1.2 an expression which denotes -
44.1.2.1 any gender includes the other genders;
44.1.2.2
a natural person includes a juristic person and vice versa;
44.1.2.3
the singular includes the plural and vice versa.
44.2 In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings
44.2.1
"AVR" means Africa Vanguard Resources (Proprietary) Limited,
Registration No. 2000/014503/07, a limited liability private company duly incorporated in the Republic of South Africa;
44.2.2
"Africa Vanguard" means LAK Trading Company No. 9
(Proprietary) Limited, Registration No.
2000/016089/07, the
name of which is in the course of being changed to Africa
Vanguard Resources (Doornkop) (Proprietary) Limited, a limited liability private company duly incorporated in the Republic of South
Africa, or any person who acquires Africa Vanguard's Participation
Interest;
44.2.3
"Africa Vanguard Mining Lease" means Africa Vanguard's
undivided interest in the Mining Lease, constituting 26% (Twenty six) percent of the Mining Lease as at the Effective Date;
Attorneys

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44.2.4
"Agreed Rate" means 1.5% (One point five percent) below the
Prime Rate, or Randfontein's cost of borrowing in the event that it is greater than the Prime Rate less 1.5% (One point five percent);
44.2.5
"Board Member" means a member of the Joint Venture Board;
44.2.6
"Budget" means the budget for the Operating Expenditure for the period from the Effective Date to 30 June 2004 and thereafter for each Financial Year, as approved by the Joint Venture Board, including any updates or amendments thereof;
44.2.7
"Business Day" means a day other than a Saturday, Sunday or
public holiday on which banks generally are open for business in the Republic of South Africa;
44.2.8
"Charter" means the Broad-Based Socio-Economic
Empowerment Charter for the South African Mining Industry
published on 11 October 2002;
44.2.9
"Condition Precedent" means the condition precedent set out in clause 46.1;
44.2.10       "Control" means (and "Controlled" shall have a corresponding meaning) -
44.2.10.1 being the beneficial holder/s of the majority of the issued share capital of the subject company; and
44.2.10.2          having the unfettered right to exercise, or cause to be
exercised, directly or indirectly, the majority of the voting rights in the subject company; and
44.2.10.3          having the unfettered right to appoint or remove, or cause to be appointed or removed, directly or indirectly, directors holding a majority of the voting rights at meetings of the board of the subject company;

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44.2.11       "CPIX" means the average annual rate of change (expressed as a percentage) in the Consumer Price Index, excluding interest rates on mortgage bonds, for metropolitan areas as published in the
Government Gazette by Statistics South Africa, or such other index reflecting the official rate of inflation in the Republic of South
Africa as may replace it, which annual change shall be determined by comparing the most-recently published index with the index published in respect of the corresponding month in the previous year;
44.2.12       "Effective Date" means the first Business Day after the date of fulfilment or waiver of the Condition Precedent;
44.2.13        "Existing Assets" means all assets used by Randfontein in the conduct of its Doornkop operations as at the Effective Date and all assets to be used by it to render services to the Joint Venture;
44.2.14       "Financial Year" means the financial year of the Joint Venture, ending on the last day of June each year, unless otherwise
determined by the Joint Venture Board;
44.2.15       "Historically Disadvantaged Persons" means historically
disadvantaged persons as defined in the Mineral and Petroleum
Resources Development Act, 2002;
44.2.16        "Joint Venture" means the joint venture established by the
Parties in terms of this Agreement;
44.2.17        "Joint Venture Assets" means assets of a capital nature
acquired by the Joint Venture in conducting the Joint Venture
Business but, without limiting the generality of the aforegoing, specifically excludes
44.2.17.1 the Mining Lease which is and shall remain owned in undivided shares by Randfontein and Africa Vanguard;

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44.2.17.2          the Existing Assets which are and shall remain owned by
Randfontein;
44.2.17.3 any assets acquired to replace the Existing Assets which shall be owned by Randfontein; and
44.2.17.4 the Project Assets and any assets acquired to replace the
Project Assets, which shall be owned by Randfontein;
44.2.18        "Joint Venture Board" means the board of the Joint Venture constituted pursuant to the provisions of clause 53.1;
44.2.19        "Joint Venture Business" means the business to be conducted by the Joint Venture, being the exploration, development, mining, treatment, refining, and production of gold and associated metals and minerals in the Mining Area;
44.2.20        "Mining Area" means the area outlined in brown on the plan annexed hereto marked annexe "A";
44.2.21        "Mining Lease" means mining lease 31/91 excluding the portion abandoned in fulfilment of the conditions precedent to the Sale
Agreement;
44.2.22        "Nedbank" means Nedbank Limited, Registration No.
1951/000009/06, a limited liability public company duly
incorporated in the Republic of South Africa;
44.2.23        "Nedbank Loan" means the amount of R110 000 000,00 (One
hundred and ten million rands) to be lent and advanced by
Nedbank to Africa Vanguard or any loan raised to repay the
Nedbank Loan;
44.2.24       "Ongoing Capital Expenditure" means all expenditure (and
provisions for expenditure) which is generally regarded in the gold mining industry in South Africa as expenditure of a capital nature

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including expenditure (and provisions for expenditure) which is generally regarded as replacement and/or ongoing and/or renewal capital expenditure;
44.2.25       "Operating Expenditure" means all expenditure, including the
Ongoing Capital Expenditure but excluding the Project Capital
Expenditure, incurred by the Joint Venture in the conduct of the
Joint Venture Business and shall include
44.2.25.1          all accruals and provisions which would be deemed to be
operating expenditure in conformity with good gold mining
practice in South Africa and internationally accepted accounting practice;
44.2.25.2 all amounts required to be paid for the rehabilitation of the
Mining Area excluding the amounts to be contributed by
Randfontein in terms of clause 54.1; and
44.2.25.3          all obligations which the Joint Venture has or may have at any time in the future to pay royalties;
44.2.26        "Parties" means the parties to this Agreement;
44.2.27        "Participants" means Randfontein and Africa Vanguard, and their respective successors and permitted assigns of all or a portion of their Participation Interests;
44.2.28        "Participation Interests" means the respective interests of the
Participants in the Joint Venture, which shall be as set out in clauses 50.1 and 50.2, save for their respective entitlements to the
Profits, which shall accrue to the Participants in proportion to their respective Profit Participation Interests;
44.2.29        "Prime Rate" means the rate (per cent, per annum) from time to time charged by ABSA Bank Limited for similar amounts on
unsecured overdraft to its prime customers in good standing in the

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private sector, as certified by any manager of that bank whose appointment it will not be necessary to prove, calculated on a daily basis and compounded monthly in arrear;
44.2.30        "Proceeds" means all amounts received by or on behalf of and/or accrued to the Joint Venture from the conduct of the Joint Venture
Business;
44.2.31       "Profits" means the Proceeds less the Operating Expenditure;
44.2.32       "Profit Participation Interest" means the respective interests of the Participants in the Profits, as set out in clauses 50.3 and 50.4, being an amount calculated prior to the deduction of tax;
44.2.33        "Project" means the deepening of the Doornkop Shaft in order to extend mining from the Kimberley Reef to the South Reef as
described in the Project Plan;
44.2.34        "Project Assets" means all assets acquired pursuant to or in connection with the Project;
44.2.35        "Project Capital Expenditure" means all expenditure in respect of the Project which is generally regarded in the gold mining industry in South Africa as expenditure of a capital nature
excluding all expenditure which is generally regarded as
replacement and/or ongoing and/or renewal capital expenditure;
44.2.36        "Project Plan" means the plan of the project approved by the board of directors of Randfontein's holding company, an executive summary of which has been provided to Africa Vanguard;
44.2.37        "Randfontein" means Randfontein Estates Limited,
Registration No. 1889/000251/06, a limited liability public company duly incorporated in the Republic of South Africa, or any person who acquires Randfontein's Participation Interest;

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44.2.38       "Randfontein Mining Lease" means Randfontein's undivided
interest in the Mining Lease, constituting 74% (Seventy four)
percent of the Mining Lease as at the Effective Date;
44.2.39       "Sale Agreement" means the sale agreement entered into or to be entered into between the Participants, in terms of which
Randfontein sells an undivided 26% (Twenty six percent) interest in the Mining Lease to Africa Vanguard;
44.2.40       "Signature Date" means the date of signature of this Agreement by the Party last signing; and
44.2.41       "Security Documents" means the security documents as defined in the Sale Agreement.
44.3 Any substantive provision conferring rights or imposing obligations on any Party in the interpretation clause shall be given effect to as if it were a substantive provision in the body of the Agreement.
44.4         Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.
44.5 No provision herein shall be construed against or interpreted to the disadvantage of any Party by reason of such Party having or being deemed to have structured or drafted such provision.
44.6        The
eiusdem generis rule shall not apply and whenever a term is
followed by the word "including" which is then followed by specific examples, such examples shall not be construed so as to limit the meaning of that term.
44.7         Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including

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the last day or, where the last day falls on a day that is not a
Business Day, the next succeeding Business Day.
44.8        A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as
amended or re-enacted from time to time.
44.9
This Agreement incorporates annexe "A" which annexe shall have the same force and effect as if set out in the body of this Agreement.
In this Agreement the word "Agreement" refers to this Agreement and the words "clause" or "clauses" and "annexe" refer to clauses of and the annexe to this Agreement.
45      RECITALS
The Participants
45.1 have agreed to co-operate as Participants in respect of the conduct of the Joint Venture Business; and
45.2 wish to record in writing the terms and conditions which will apply to the conduct of the Joint Venture Business and their respective rights, duties and obligations.
46       CONDITION PRECEDENT
46.1 Save for the provisions of this clause 46 and clauses 65 to 67 and 69 to 74 which will become effective immediately, this Agreement is subject to the fulfilment of the condition precedent that the
Participants enter into the Sale Agreement, and that the Sale
Agreement becomes unconditional in accordance with its terms.
46.2 Each of the Parties will use reasonable commercial endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Condition Precedent as soon as reasonably possible after the
Signature Date.

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46.3        The Parties will be entitled to waive fulfilment of the Condition
Precedent by agreement in writing.
46.4         Unless the Condition Precedent has been fulfilled or waived by agreement between the Parties by not later than 17:00 on
30 May 2003 (or such later date as may be agreed in writing by the
Parties) the provisions of this Agreement will fall away and be of no further force or effect and neither Party shall have any claim against the other in terms hereof or arising from the failure of the Condition
Precedent, save for any claims arising from a breach of the
provisions of clause 46.2.
46.5        Notwithstanding anything to the contrary herein contained, the provisions of this clause 46 and clauses 65 to 67 and 69 to 74 will survive the failure of this Agreement to become unconditional.
47      JOINT VENTURE
47.1 The Parties hereby enter into a Joint Venture, which Joint Venture shall be known as and shall conduct business under the name and style of the "Doornkop Joint Venture" or such other name as may be agreed between the Participants.
47.2 The Joint Venture shall be deemed to have come into existence on the Effective Date and shall endure for an indefinite period until terminated in accordance with the provisions of this Agreement.
47.3 The objects of the Joint Venture are
47.3.1 the exploration, development, mining, treatment, refining, and production of gold and associated metals and minerals in the
Mining Area;
47.3.2 to provide for management participation of both Participants and effective skills transfer from Randfontein to Africa Vanguard as contemplated in the Charter; and

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47.3.3 all such other activities as may be necessary or desirable for or ancillary to the purposes of the successful conduct of the Joint
Venture.
47.4         Save as otherwise provided in this Agreement, Randfontein and
Africa Vanguard will be the only Participants in the Joint Venture.
48    CONTRIBUTIONS
48.1        The contributions of the Participants to the Joint Venture are as
follows -
48.1.1 Randfontein shall contribute -
48.1.1.1 the Randfontein Mining Lease, with effect from the Effective
Date; and
48.1.1.2 commence, manage and complete the Project in accordance with the provisions of clause 49 and the skills transfer and development principles embodied in the Charter; and
48.1.2 Africa Vanguard shall contribute the Africa Vanguard Mining
Lease, with effect from the Effective Date.
48.2         Notwithstanding the fact that the ownership of each Participants'
assets shall remain with the relevant Participant and shall not pass to the Joint Venture, neither Participant shall be entitled to withdraw all or any of its assets from the Joint Venture during the subsistence of the Joint Venture.
48.3         The Joint Venture will take over from Randfontein and Africa
Vanguard and assume for its own account and pay, with effect from the Effective Date, all the Operating Expenditure. All other liabilities of the Participants of or relating to or arising from the Joint Venture
Assets shall remain liabilities of the relevant contributing Participant

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and the Participants hereby indemnify each other against any claim, loss or damage relating to such other liabilities.
48.4        The Joint Venture is constituted for the purposes more fully described in clause 47.3 only and accordingly, save as specifically provided herein to the contrary -
48.4.1          nothing
herein
contained
shall be construed as creating a
partnership between the Participants;
48.4.2
each Participant shall be responsible only for its obligations as set forth in this Agreement;
48.4.3
neither Participant shall have any authority to incur any liability on behalf of the other of them or to pledge the credit of the other of them save as specifically otherwise provided for in this Agreement;
48.4.4
as against third parties, any Participant incurring any liability in connection with the affairs of the Joint Venture shall be solely responsible for the discharge thereof. As between the
Participants, each Participant shall be entitled to recover from the
Joint Venture any payment, debt or liability properly incurred by such Participant in terms of this Agreement; and
48.4.5
neither Participant shall use any money or property of or bind the credit of the Joint Venture for any purpose other than the Joint
Venture.
48.5
Each of the Participants shall at all times duly and punctually pay and discharge its separate debts, liabilities, obligations, duties and agreements, whether present or future, and keep indemnified and hold harmless the Joint Venture property and the other Participant's and its respective estates and effects from all actions, proceedings, costs, claims and demands of every nature or kind whatsoever

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arising out of or in connection with such Participant's separate debts, liabilities, obligations, duties and agreements.
49    PROJECT
49.1        Randfontein shall, as part of its contribution to the Joint Venture, commence, manage and complete the Project, all in accordance with the provisions of the Project Plan, and shall pay all of the Project
Capital Expenditure.
49.2        All Project Assets shall be and shall remain owned by Randfontein and, save that the Project Assets will be contributed by Randfontein to the Joint Venture, the Joint Venture shall obtain no rights whatsoever in or to the Project Assets.
49.3        Randfontein shall have the right at any time to amend or vary the
Project Plan and/or to amend, vary, suspend or terminate the Project without Africa Vanguard's consent or agreement.
50     PARTICIPATION
In consideration for the contributions of the Participants pursuant to clauses 48 and 49, the Participation Interest of each Participant as at the Effective Date will be -
50.1 Randfontein, 74% (Seventy four percent); and
50.2 Africa Vanguard, 26% (Twenty six percent),
save in respect of the Profit Participation Interest of each Participant which will be
50.3 Randfontein, 84% (Eighty four percent); and
50.4 Africa Vanguard, 16% (Sixteen percent).

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51      DISTRIBUTION BY AND FUNDING OF JOINT VENTURE
51.1 The distribution and funding principles of the Joint Venture shall be to
51.1.1 distribute the Profits to the Participants; and
51.1.2 fund the ongoing financial requirements of the Joint Venture, all as more particularly and specifically referred to in this clause 51.
51.2        Save as otherwise provided herein or in the Sale Agreement and save as otherwise determined from time to time by the Joint Venture
Board or pursuant to the Budget, the Joint Venture shall distribute the
Profits to the Participants monthly in proportion to their respective
Profit Participation Interests, within 15 (Fifteen) Business Days after the end of each month.
51.3        The Parties record that it is the intention that all working capital required by the Joint Venture shall, save as may be otherwise agreed by the Parties, be paid out of the finances and/or cash generated by the Joint Venture. All working capital required by the Joint Venture in excess of its own resources and until such time as the Joint Venture shall generate sufficient finances and/or cash for all working capital required by it shall be procured from outside sources wherever possible.
51.4 Should such outside financing not be available or not be available on acceptable and reasonable terms and conditions, the Participants shall be obliged themselves to provide such financing in shares proportionate to their Participation Interests or in such other proportions as the Participants may agree, provided that such loans will, unless otherwise agreed -
51.4.1     be unsecured;

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51.4.2
be subject to the same terms and conditions;
51.4.3
be advanced simultaneously to the Joint Venture;
51.4.4
bear interest at the Agreed Rate, unless otherwise determined by the Joint Venture Board; and
51.4.5
be repayable to the Participants, simultaneously and
proportionately, prior to the further distribution of any amounts whatsoever by the Joint Venture to the Participants, provided that should any loan be in excess of that Participant's Participation
Interest, then
51.4.5.1
the interest on the excess will be paid simultaneously with the repayment of the loan; and
51.4.5.2
  the
excess
will
be repaid prior to the proportionate loans.
51.5
Notwithstanding the provisions of clause 51.4
51.5.1
Africa Vanguard shall, until the expiry of a period of 6 (Six) years after the Effective Date, only be obliged to provide financing in terms of clause 51.4 if it has sufficient available funds to do so or is in a position, acting prudently, diligently and reasonably, to raise such funds itself; and
51.5.2
in the event that Africa Vanguard has not provided financing as required, Randfontein shall be entitled, but not obliged, to provide such financing in accordance with the provisions of clause 51.4.
51.6
Randfontein and Africa Vanguard shall be responsible, in proportion to their respective Participation Interests, to all creditors in respect of borrowings by or on behalf of the Joint Venture to the extent that the
Joint Venture is unable to repay such creditors.

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51.7        The Joint Venture Board shall procure the opening of such bank account or accounts in the name of the Joint Venture as may be required or advisable for the purposes of the Joint Venture. All cheques, bills, contracts and other documents relating to the said bank account or accounts shall be signed on behalf of the Joint
Venture by such person or persons as may be agreed by the Joint
Venture Board from time to time.
52        JOINT VENTURE BOARD
52.1 The following provisions will apply to the appointment, removal and replacement of Board Members -
52.1.1 the Joint Venture Board will until otherwise agreed between the
Participants consist of not more than 8 (Eight) Board Members;
52.1.2 Randfontein will be entitled but not obliged to appoint up to 5
(Five) Board Members and to remove, replace or fill any vacancy in such Board Members;
52.1.3 Africa Vanguard will be entitled but not obliged to appoint up to 3
(Three) Board Members and to remove, replace or fill any vacancy in such Board Members, provided that no such appointment shall be made until such time as the appointee has been approved by
Randfontein, which approval will not be unreasonably withheld.;
52.1.4 each Board Member will be entitled to appoint, remove or replace one or more alternate Board Member and the Participants
undertake to vote (and to procure that their nominees and
appointees vote) in favour of the appointment, removal or
replacement of such alternate Board Members;
52.1.5 any appointment, removal or replacement of a Board Member pursuant to the provisions hereof will be by written notice to the

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Joint Venture Board and will take effect as soon as such notice is received by the Joint Venture Board;
52.1.6
a Participant who removes any Board Member hereby indemnifies and holds harmless the Joint Venture against any claim instituted by such Board Member as a result of his removal from office and all costs arising from such claim;
52.1.7
in the event of the removal of a Board Member, the resulting vacancy will only be filled by the Participant by whom such Board
Member was appointed; and
52.1.8
each Board Member and each alternate Board Member shall,
forthwith upon his appointment, provide the Joint Venture Board in writing with his postal address, a facsimile number and a
telephone number for all purposes hereunder.
52.2
The chairman of the Joint Venture Board will -
52.2.1
be appointed from among the Board Members appointed by
Randfontein; and
52.2.2
not have a second or casting vote in addition to his deliberative vote at the meetings of the Joint Venture Board.
52.3
The deputy chairman of the Joint Venture Board will -
52.3.1
be appointed from among the Board Members appointed by Africa
Vanguard; and
52.3.2
not have a second or casting vote in addition to his deliberative vote at the meetings of the Joint Venture Board.
52.4
The following provisions will apply to meetings of the Joint Venture
Board -

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52.4.1
a quorum at meetings of the Joint Venture Board will consist of at least 2 (Two) Board Members, provided that there will be no
quorum unless at least 1 (One) Board Member appointed by each of the Participants is present and provided further that due and proper notice of the meeting (which notice shall include the agenda and, if possible, any resolution to be proposed at the meeting) shall have been given to all Board Members;
52.4.2
if within half an hour (or such longer period as those present may agree) after the time appointed for the meeting a quorum is not present, the meeting will stand adjourned to the same day of the next week at the same time and place. Written notice of such adjourned meeting shall be given to all Board Members not less than 48 (Forty eight) hours before such adjourned meeting is to be held;
52.4.3
if at such adjourned meeting a quorum is not present within half an hour (or such longer period as those present may agree) after the time appointed for the meeting, the Board Members present will constitute a quorum. No business may be conducted at the
adjourned meeting save for business specified on the agenda;
52.4.4
not less than 5 (Five) Business Days written notice of meetings of the Joint Venture Board will be given to all Board Members,
provided that shorter notice may be given if in the reasonable opinion of a quorum of the Joint Venture Board an urgent decision is required. Any Board Members will by written notice to the Joint
Venture Board have the right to convene meetings of the Joint
Venture Board;
52.4.5
a resolution in writing (whether recorded in one or more
documents) signed and dated by all the Board Members or their alternates shall be valid and effective as if passed at a duly convened meeting of the Joint Venture Board;

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52.4.6 the Joint Venture Board may, if it thinks fit, confer by radio, telephone, closed circuit television or other electronic means of audio or audio/visual communication. Notwithstanding that the
Board Members are not present together in one place at the time of the conference, a resolution passed by Board Members
constituting a quorum at such a conference shall, provided such resolution is recorded in writing and confirmed at the next meeting of the Joint Venture Board, be deemed to have been passed at a meeting of the Joint Venture Board held on the day on which and at the time at which the conference was held. The provisions of this Agreement relating to proceedings of the Joint Venture Board apply so far as they are capable of application, mutatis mutandis, to such conferences;
52.4.7 meetings of the Joint Venture Board will be held regularly but not less frequently than monthly. The venue of the meetings of the
Joint Venture Board will be at such venue as the Joint Venture
Board may determine from time to time;
52.4.8          all proceedings at meetings of the Joint Venture Board shall be recorded by the secretary of the Joint Venture in a minute book and the secretary of the Joint Venture shall, as soon as practical after each meeting, and in any event within 10 (Ten) Business
Days, deliver to each of the Board Members a copy of the draft minutes of such meeting, setting out in full any resolutions passed at such meeting. Each Board Member shall sign and return to the secretary of the Joint Venture a copy thereof. If any Board
Member does not agree with the draft minutes in respect of any meeting attended by him, he shall endorse the minutes with a note that they are not agreed and record his comments with regard thereto on the minutes. The draft minutes will then be signed and returned to the secretary of the Joint Venture and shall be
considered at the next meeting of the Joint Venture Board.

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52.5 The following provisions shall apply to voting by Board Members -
52.5.1 each Board Member shall have so many votes on all matters submitted to the Joint Venture Board as is equal to the
Participation Interest of the Participant by whom such Board
Member has been appointed, divided by the number of Board
Members appointed by that Participant present and voting at the meeting; and
52.5.2 save as set out in clause 55, the affirmative vote of the majority of votes of the Joint Venture Board shall be required to approve any proposed resolution.
52.6 The remuneration and fees (if any) payable to Board Members will be determined from time to time by the Participants.
53     MANAGEMENT
53.1 Control and management of the Joint Venture shall vest in the Joint
Venture Board.
53.2 The Joint Venture Board shall determine all matters of principle in regard to the Joint Venture, subject to the further terms and conditions herein set out. The Participants shall be bound by all decisions of the Joint Venture Board properly taken in accordance with the provisions of this Agreement.
53.3
The operations of the Joint Venture will be conducted inter alia on the following basis -
53.3.1           the Joint Venture's books, records and accounts will be kept in compliance with generally accepted accounting principles as
applied in the Republic of South Africa and may be inspected by any Participant during normal business hours;

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53.3.2
audited
accounts
will be prepared as soon as possible after the
end of each Financial Year, but in any event by not later than 90
(Ninety) days thereafter;
53.3.3
monthly management accounts will be prepared as soon as
possible after each month end and circulated to the Participants forthwith after completion.
53.4
The day to day management of the Joint Venture will be undertaken by the Participants. Randfontein will provide certain specified services to the Joint Venture in terms of a services agreement to be entered into between the Participants as a condition precedent to the
Sale Agreement, Randfontein being obliged to carry out its duties in terms of and in accordance with the policies and decisions of the
Joint Venture Board and in accordance with the terms and conditions herein set out.
53.5
The day to day financial and administrative management of the Joint
Venture shall be undertaken by the Participants save as otherwise delegated to Randfontein in terms of the aforesaid services
agreement.
53.6
The Joint Venture shall have -
53.6.1
Randfontein's auditors from time to time as its auditors; and
53.6.2
as its principal office, the registered office of Randfontein from time to time.
53.7
It is acknowledged that in order to give effect to the provisions of the
Charter insofar as skills transfer and development are concerned, the
Joint Venture will employ previously disadvantaged persons at various management and operations levels. Africa Vanguard
undertakes to make recommendations as to the identity of such persons as and when required by the Joint Venture Board, it being

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agreed that such persons recommended by Africa Vanguard should be given preference provided that they meet the requirements determined by the Joint Venture Board.
53.8 In the event that any Participant disputes the determination by the
Joint Venture Board of the nature of any expenditure for the purposes of calculating the Profits or for the purposes of any other calculation required in terms of this Agreement, such Participant shall be entitled to refer the determination at its cost to an independent auditor agreed between the Participants (or failing agreement nominated by the Joint Venture's auditors) for determination and such determination shall be final and binding on the Participants.
The independent auditor shall be obliged to determine how his costs will be apportioned between the Participants and shall be entitled to take appropriate expert advice from third parties in regard to what is and what is not generally regarded in the gold mining industry in
South Africa.
54     REHABILITATION OBLIGATIONS
The rehabilitation of the Mining Area will be undertaken by the Joint
Venture provided that
54.1 Randfontein will contribute to the cost of such rehabilitation up to a maximum amount of R6 000 000,00 (Six million rands), escalated annually on the anniversary of the Effective Date by the CPIX; and
54.2 any additional cost of rehabilitation will be provided for and paid by the Joint Venture.
55    MATTERS REQUIRING UNANIMITY
No resolution of the Joint Venture Board, any sub-committee of the
Joint Venture Board, or the Participants will be passed or action taken

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in regard to the undermentioned matters without the unanimous written approval of all Participants
55.1 the approval of the Budget, provided that, in the event that Africa
Vanguard withholds its approval of the Budget, it will be submitted to an independent auditor (appointed, mutatis mutandis, in accordance with the provisions of clause 53.8) for approval and such auditor shall be authorised to finalise and approve the Budget on behalf of the
Participants;
55.2 the borrowing of any money or incurring of any debt not provided for in the Budget;
55.3        the issuing by the Joint Venture of guarantees, suretyships, indemnities or letters of comfort (or the like) of any nature whatsoever, otherwise than in the normal and ordinary course of business;
55.4 the pledging, mortgaging, hypothecating or encumbering by the Joint
Venture of any assets in any manner whatsoever, otherwise than as provided in the Budget;
55.5 any sale, transfer or disposal of the Joint Venture Business or its assets (in the case of assets, otherwise than in the normal and ordinary course of business), save as otherwise provided in the
Budget;
55.6 any change in the Joint Venture Business, save for any termination thereof for sound operational or economic reasons;
55.7 the approval of transactions and contracts outside the normal and ordinary course of business;
55.8 any Ongoing Capital Expenditure by the Joint Venture not provided for in the Budget;

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55.9 the approval of the audited annual financial statements of the Joint
Venture;
55.10     a compromise generally with the Joint Venture's creditors;
55.11     any loan by the Joint Venture to any of the Participants; and
55.12      the delegation of the functions referred to above in this clause to any one Board Member or committee of Board Members or any other
person or persons.
56       ANNUAL BUDGET
56.1 The Joint Venture Board shall prior to the end of each Financial Year, prepare and approve a Budget for the conduct of the Joint Venture
Business for the next Financial Year, in the form and level of detail determined by the Joint Venture Board from time to time.
56.2 The Budget shall include but not be limited to
56.2.1 a projected income statement, balance sheet and cash flow statement; and
56.2.2          an expenditure budget and programme specifying amounts
outstanding on approved capital expenditure brought forward from the prior Financial Year as well as proposed future capital
expenditure commitments of the Joint Venture.
57     UNDERTAKINGS BY THE PARTIES
57.1 It is recognised that the continued growth of the Joint Venture will be for the benefit of both Participants and accordingly the Participants undertake at all times to act in their mutual interests and in the best interests of the Joint Venture and in good faith to one another.
57.2 The Participants undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of

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all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or
incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.
58     WARRANTY BY RANDFONTEIN
Randfontein hereby warrants to and in favour of Africa Vanguard that, to the best of its knowledge and belief, no material Ongoing Capital
Expenditure in excess of an amount of R5 400 000,00 (Five million four hundred thousand rands) is anticipated for the Joint Venture during the
12 (Twelve) month period after the Effective Date.
59    TRANSFER OF SHARES BY AVR
59.1 Save as may be provided in the Security Documents, AVR shall not be entitled to sell or otherwise dispose of or transfer its shares in
Africa Vanguard at any time whilst Africa Vanguard is a Participant and/or owns the Africa Vanguard Mining Lease.
59.2 Save as may be provided in the Security Documents, AVR shall not be entitled to pledge, hypothecate or otherwise encumber its shares in Africa Vanguard at any time whilst Africa Vanguard is a Participant and/or owns the Africa Vanguard Mining Lease.
60      TRANSFER OF PARTICIPATION INTEREST BY AFRICA
VANGUARD
60.1 Save as may be provided in the Security Documents, for so long as any amount remains outstanding under the Nedbank Loan, Africa
Vanguard's Participation Interest may not be sold or otherwise disposed of or transferred, pledged, hypothecated or otherwise encumbered.

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60.2        Africa Vanguard shall only be entitled to dispose of its entire
Participation Interest and not part thereof only and only if, in one and the same transaction, it disposes of
60.2.1 all of its claims on loan account against the Joint Venture; and
60.2.2          the Africa Vanguard Mining Lease,
to the same party (the Participation Interest, claims on loan account and Africa Vanguard Mining Lease being hereinafter collectively referred to as the "Subject Asset").
60.3 Africa Vanguard shall not be entitled at any time to dispose of the
Subject Asset to any third party (other than Randfontein) unless such third party is Controlled by Historically Disadvantaged Persons and
unless all requisite Ministerial and other consents are obtained so as to ensure that any such disposal does not prejudice or adversely affect the Joint Venture's ability to fulfil the objects set out in clause
47.3.
60.4 Subject to the aforegoing provisions of this clause 60, should Africa
Vanguard wish to dispose of the Subject Asset, Africa Vanguard shall offer the Subject Asset by notice in writing ("Offer") to Randfontein stating -
60.4.1 the price (in South African currency) at, and the terms upon which, it proposes to sell; and
60.4.2 the name of the proposed transferee to whom it intends selling and its holding company (if any),
which notice shall be accompanied by proof to the reasonable satisfaction of Randfontein that the proposed transferee referred to in clause 60.4.2 has sufficient cash resources available to pay the purchase price for the Subject Asset.

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60.5
The notice referred to in 60.4 will constitute an irrevocable offer to
Randfontein, or its nominee, which will be entitled to acquire the
Subject Asset, at the price and on the terms and conditions stipulated in the Offer. In the event that Randfontein acquires the Subject
Asset, the Joint Venture and this Agreement will terminate.
60.6
Notwithstanding
any
other provision contained herein, in the event
that Randfontein is unable, despite using commercially reasonable endeavours, to implement the Offer within the time periods
prescribed therein, Africa Vanguard will be obliged to consent to an extension of such time periods, provided that Randfontein agrees to pay interest at the Agreed Rate on the purchase consideration of the
Subject Asset during the extension period.
60.7
Should the Offer not have been accepted by Randfontein or its nominee in writing within 90 (Ninety) Business Days of the date upon which the Offer is made, the Offer will be deemed to have been declined and Africa Vanguard will then be entitled to dispose of its
Subject Asset within a further period of 30 (Thirty) Business Days to the proposed transferee referred to in 60.4.2 at a price not lower and on terms not more favourable to such person than the price and terms stated in the Offer.
60.8
Unless Africa Vanguard disposes of the Subject Asset within the said further period of 30 (Thirty) Business Days, it may not thereafter dispose of the Subject Asset without again adopting the procedure referred to herein.
60.9
Notwithstanding anything to the contrary herein contained, the
Subject Asset will not be transferred to a non-Participant unless and until he agrees in writing to be bound by all the terms and conditions herein contained, and he assumes the payment obligations of Africa
Vanguard in terms of the Sale Agreement.

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61    TRANSFER OF PARTICIPATION INTEREST BY RANDFONTEIN
Randfontein shall have the right at any time, without the consent of
Africa Vanguard, to transfer the whole or any portion of its Participation
Interest, its claims on loan account against the Joint Venture and the
Randfontein Mining Lease to any third party without first having to offer same to Africa Vanguard, provided that the purchaser agrees in writing to be bound by all the terms and conditions herein contained.
62   DEEMED OFFER
62.1 Africa Vanguard shall be deemed to have offered the Subject Asset for sale to Randfontein, or its nominee, upon the happening of any of the following events
62.1.1 it is no longer Controlled by Historically Disadvantaged Persons;
or
62.1.2 it is placed in liquidation or under judicial management, whether provisionally or finally; or
62.1.3 it is in breach of a material provision of this Agreement, the Sale
Agreement or any agreement entered into in fulfilment of the conditions precedent to the Sale Agreement (save for the
Nedbank Loan and the Security Documents) and has failed to
remedy same within the required notice period; or
62.1.4 it is in breach of any of the provisions of its memorandum and articles of association inserted as a condition precedent to the
Sale Agreement.
62.2        The offer referred to in clause 62.1 will be deemed to have been made on the day preceding the happening of the relevant event and will be subject to the following terms -

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62.2.1
the purchase consideration payable for the Subject Asset will be the fair value thereof; and
62.2.2
the purchase consideration will be payable against the cession of the Subject Asset to Randfontein.
62.3
In the event that, at the time of Randfontein, or its nominee, accepting the deemed offer, Nedbank exercises its rights under the
Loan Put Option Agreement (as defined in the Sale Agreement) any amount paid under such option will constitute a discharge of an equivalent amount of the purchase consideration. Any balance of the purchase consideration not paid to Nedbank will be paid by the purchaser directly to Africa Vanguard.
62.4
Randfontein, or its nominee, will be entitled within a period of 30
(Thirty) Business Days of the happening of the relevant event coming to its attention, to accept the deemed offer by notice in writing to
Africa Vanguard. In the event that Randfontein acquires the Subject
Asset, the Joint Venture and this Agreement will terminate.
62.5
Notwithstanding
any
other provision contained herein, in the event
that Randfontein or its nominee accepts the deemed offer, it shall be given a reasonable time period within which to obtain all necessary consents, approvals and authorisations in order for it, or a third party nominated by it, to take transfer of the Subject Asset.
62.6
For the purposes of the provisions of clause 62.2.1, the fair value of the Subject Asset will be the fair market value as determined by the auditors of the Joint Venture.
62.7
In the event that either Participant is dissatisfied with the price determined in accordance with clause 62.6, such Participant will be entitled to have the matter referred (at the cost of such Participant) to a merchant bank in the Republic of South Africa agreed between the
Participants (or failing such agreement, nominated by the auditors of

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the Joint Venture) for determination and the decision of the merchant bank will be final and binding on the Participants.
62.8 Randfontein shall be entitled to elect to acquire from AVR the entire issued share capital of Africa Vanguard and all claims on loan account against Africa Vanguard as an alternative to acquiring the
Subject Asset from Africa Vanguard. In the event that Randfontein exercises its election as set out in this clause 62.8, the remaining provisions of this clause 62 shall apply mutatis mutandis to the acquisition.
63    EXERCISE OF SECURITY
It is agreed that neither Nedbank nor Randfontein, as the case may be, shall be obliged to dispose of the Subject Asset to a third party
Controlled by Historically Disadvantaged Persons pursuant to the exercise by them of their rights under the Security Documents.
64    ADMISSION OF NEW PARTICIPANTS
The Participants may from time to time agree to admit third parties as additional Participants, provided that -
64.1 save as a result of Randfontein exercising its rights in terms of clause
61 and save as a result of the exercise of the rights under the
Security Documents, no third party will be admitted as a Participant unless unanimously agreed to by the then existing Participants; and
64.2        no third party, including any transferee of Participation Interest pursuant to the provisions of clause 60 and/or 61 will be entitled to become a Participant unless and until such third party shall have bound itself in writing to all the terms and conditions herein contained.

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65    WARRANTIES BY PARTIES
Each Party warrants that -
65.1 it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into and implement this
Agreement on the terms and conditions herein set out; and
65.2 this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms.
66     BREACH
The Parties agree that the cancellation of this Agreement in the event of a breach would be an inappropriate and insufficient remedy and that irreparable damage would occur if the provisions of this Agreement were not complied with. It is accordingly agreed that, in addition to
Randfontein's rights under clause 62, in the event of a breach which is not remedied within 10 (Ten) Business Days of written notice requiring the breach to be remedied, the aggrieved Party shall be entitled
(without prejudice to any other rights which it may have in terms of this
Agreement or in law, save for the right to cancel the agreement) to an order for specific performance and to recover any damages which it may have suffered.
67     DISPUTES
67.1 In the event of any dispute or difference arising between the Parties relating to or arising out of this Agreement, including the validity, implementation, execution, interpretation, rectification, termination or cancellation of this Agreement, the Parties shall forthwith meet to attempt to settle such dispute or difference, and failing such settlement within a period of 10 (Ten) Business Days, the said dispute or difference shall on written demand by any Party to the dispute be submitted to arbitration in Johannesburg in accordance

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with the rules of the Arbitration Foundation of Southern Africa
("Foundation") by an arbitrator or arbitrators agreed to by the
Parties.
67.2 Should the Parties fail to agree an arbitrator within 10 (Ten) Business
Days after arbitration has been demanded, the arbitrator shall be nominated at the request of any Party to the dispute by the
Foundation.
67.3        The Parties irrevocably agree that the submission to arbitration in terms of this clause is subject to the Parties' rights of appeal set out hereunder.
67.4 Any Party to the arbitration may appeal the decision of the arbitrator within a period of 20 (Twenty) Business Days after the arbitrator's ruling has been handed down by giving written notice to that effect to the other Party or Parties to the arbitration. The appeal shall be dealt with in accordance with the rules of the Foundation by a panel of 3
(Three) arbitrators appointed by the Foundation.
67.5 The decision of the arbitrator shall be final and binding on the Parties to the arbitration after the expiry of the period of 20 (Twenty)
Business Days from the date of the arbitrator's ruling if no appeal has been lodged by any Party. A decision which becomes final and binding in terms of this clause 67.5, and a decision of the arbitrators referred to in clause 67.4, may be made an order of court at the instance of any Party to the arbitration.
67.6 Nothing herein contained shall be deemed to prevent or prohibit any
Party from applying to the appropriate Court for urgent relief.
67.7        The provisions of this clause will continue to be binding on the
Parties notwithstanding any termination or cancellation of the
Agreement.

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Notwithstanding anything to the contrary herein contained, the provisions of clauses 65 to 74 will survive any termination of this
Agreement.
69     NOTICES AND DOMICILIUM
68     EFFECT OF TERMINATION
69.1
The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required hereunder, the following -
Name                                      Physical
Address
Randfontein                                Block 27
Randfontein Office Park
Cnr Main Reef Rd & Ward Ave
Randfontein
Attention:
The Company Secretary
Name                                      Physical
Address
Africa Vanguard & 28 Forest Ridge
AVR Woodlands Office Park
Woodmead
Attention: Sandile Zungu
or such other address as may be substituted by notice given as herein required. Each of the Parties shall be entitled from time to time by written notice to the others, to vary its domicilium to any other address which is not a post office box or post restante.
69.2        Any notice addressed to a Party at its physical address shall be delivered by hand.
69.3
Any notice so given before 16h30 on a Business Day, will rebuttably be presumed to have been received on the day of delivery. Any notice hand delivered after 16h30 on a Business Day, or on a day

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which is not a Business Day, will rebuttably be presumed to have been received on the immediately following Business Day.
69.4 Notwithstanding the above, any notice actually received (save via e-
mail or any other similar electronic transmission) by the Party to whom the notice is addressed will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with the provisions of this clause.
70     SEVERABILITY
Each provision of this Agreement is severable from the other provisions.
Should any provision be found by a Court of competent jurisdiction to be invalid or unenforceable for any reason, the Parties will consult with one another in good faith in order to agree, if possible, an alternative provision in accordance with the intent and tenor of this Agreement.
The remaining provisions of this Agreement shall nevertheless remain binding and continue with full force and effect.
71     GENERAL
71.1 This Agreement constitutes the whole of the agreement between the
Parties relating to the matters dealt with in this Agreement and save to the extent otherwise provided herein no undertaking,
representation, term or condition relating to the subject matter of this
Agreement not incorporated in this Agreement shall be binding on any of the Parties.
71.2 No variation, addition, deletion, or agreed cancellation will be of any force or effect unless in writing and signed by or on behalf of the
Parties.
71.3 No waiver of any of the terms and conditions of this Agreement will be binding or effectual for any purpose unless in writing and signed by or on behalf of the Party giving the same. Any such waiver will be

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effective only in the specific instance and for the purpose given. No failure or delay on the part of any Party in exercising any right, power or privilege hereunder will constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
71.4 Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, assigned, or otherwise transferred without the prior written consent of the other Parties.
71.5 Any consent or approval required to be given by any Party in terms of this Agreement will, unless specifically otherwise stated, not be unreasonably withheld.
71.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party last signing one of the counterparts. The Parties undertake to take whatever steps may be necessary to ensure that all
counterparts are duly signed by all of them without delay.
72     BENEFIT OF THE AGREEMENT
This Agreement will inure for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or any of them.
73     COSTS
Each Party will pay its own legal and other advisory costs and expenses relating to the negotiation, drafting, preparation and implementation of this Agreement and the transactions contemplated therein.

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74   APPLICABLE LAW
74.1 This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.
74.2        Subject to the provisions of this Agreement, the Parties hereby consent and submit to the non-exclusive jurisdiction of the
Witwatersrand Local Division of the High Court of the Republic of
South Africa in any dispute arising from or in connection with this
Agreement. The Parties agree that any costs awarded will be
recoverable in accordance with the High Court tariff, determined on an attorney-and-own-client scale.
SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
RANDFONTEIN ESTATES LIMITED

_____________________________
who warrants that he is duly authorised

SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
LAK TRADING COMPANY NO. 9
(PROPRIETARY) LIMITED

_____________________________
who warrants that he is duly authorised

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SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
AFRICA VANGUARD RESOURCES
(PROPRIETARY) LIMITED

_____________________________
who warrants that he is duly authorised

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ANNEXE "A"
PLAN OF MINING AREA

FIRST ADDENDUM TO
THE JOINT VENTURE AGREEMENT
entered into on 21 January 2003
between
RANDFONTEIN ESTATES LIMITED
and
AFRICA VANGUARD RESOURCES (DOORNKOP) (PROPRIETARY)
LIMITED
(formerly LAK Trading Company No. 9 (Proprietary) Limited)
and
AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

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22 May 2003

INTERPRETATION	3
RECITALS	3
EXTENSION	3
SAVINGS CLAUSE	3

WHEREBY THE PARTIES AGREE AS FOLLOWS
75     INTERPRETATION
In this Addendum:
75.1 words and phrases defined in the Joint Venture Agreement will bear the same meanings herein; and
75.2
"Joint Venture Agreement" means the Joint Venture Agreement
entered into between the parties hereto on 21 January 2003.
76    RECITALS
The parties wish to record their agreement in regard to the extension of the date for fulfilment of the Condition Precedent.
77    EXTENSION
It is agreed, in terms of clause 3.4 of the Joint Venture Agreement, that the date for fulfilment of the Condition Precedent is extended to 25 June
2003.
78    SAVINGS CLAUSE
Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the parties, all the terms and conditions of the
Joint Venture Agreement shall mutatis mutandis continue to apply.
Attorneys

SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
RANDFONTEIN ESTATES LIMITED

who warrants that he is duly authorised

SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
AFRICA VANGUARD RESOURCES
(DOORNKOP) (PROPRIETARY)
LIMITED

who warrants that he is duly authorised

SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
AFRICA VANGUARD RESOURCES
(PROPRIETARY) LIMITED

who warrants that he is duly authorised

SECOND ADDENDUM TO
THE JOINT VENTURE AGREEMENT

entered into on 21 January 2003
between
RANDFONTEIN ESTATES LIMITED
and
AFRICA VANGUARD RESOURCES (DOORNKOP) (PROPRIETARY)
LIMITED
(formerly LAK Trading Company No. 9 (Proprietary) Limited)
and
AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

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H:\IH\HARMONY\DOORNKOP\JVADD2.DOC
24 June 2003

INTERPRETATION	3
RECITALS	3
EXTENSION	3
SAVINGS CLAUSE	5

WHEREBY THE PARTIES AGREE AS FOLLOWS
79    INTERPRETATION
In this Addendum:
79.1 words and phrases defined in the Joint Venture Agreement will bear the same meanings herein; and
79.2
"Joint Venture Agreement" means the Joint Venture Agreement
entered into between the parties hereto on 21 January 2003.
80    RECITALS
The Parties wish to record their agreement in regard to certain amendments to the Joint Venture Agreement.
81   AMENDMENTS
It is agreed that the Joint Venture Agreement is hereby amended as follows -
81.1        clause 1.2.12 is deleted in its entirety and substituted with the following
"1.2.12
"Effective Date" means the fifth Business Day after the
date of fulfillment or waiver of the Condition Precedent;"
81.2        clause 1.2.21 is deleted in its entirety and substituted with the following
"1.2.21
"Mining Titles" means the Mining Titles as defined in
the Sale Agreement, save for that portion of mining lease
31/91 to be separated in accordance with the provisions
of clause 3.1.16 of the Sale Agreement, which portion
Attorneys

will remain 100% (One hundred percent) held by
Randfontein;"
81.3
all references to "Mining Lease" are substituted with references to
"Mining Titles".
81.4
clause 3.4 is deleted in its entirety and substituted with the following
"3.4
3.4A
Unless the Condition Precedent has been fulfilled by not
later than 17:00 on 15 July 2003 (or such later date as
may be agreed in writing by the Parties) the provisions of
this Agreement will fall away and be of no further force or
effect and the status quo ante will be restored as near as
may be and no Party shall have any claim against any
other party in terms hereof or arising from the failure of the
Condition Precedent, save for any claims arising from a
breach of the provisions of clause 3.2.
Notwithstanding
the provisions of clause 3.4, it is agreed
that Randfontein will be entitled to unilaterally extend the date for fulfilment of the Condition Precedent by notice in
writing to the other Parties, provided that it shall not be
entitled to unilaterally extend such date for more than an
additional 30 (Thirty) day period."

82     SAVINGS CLAUSE
Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the parties, all the terms and conditions of the
Joint Venture Agreement shall mutatis mutandis continue to apply.
SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
RANDFONTEIN ESTATES LIMITED

who warrants that he is duly authorised

SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
AFRICA VANGUARD RESOURCES
(DOORNKOP) (PROPRIETARY)
LIMITED

who warrants that he is duly authorised

SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
AFRICA VANGUARD RESOURCES
(PROPRIETARY) LIMITED

who warrants that he is duly authorised

THIRD ADDENDUM TO
THE JOINT VENTURE AGREEMENT
entered into on 21 January 2003
between
RANDFONTEIN ESTATES LIMITED
and
AFRICA VANGUARD RESOURCES (DOORNKOP) (PROPRIETARY)
LIMITED
(formerly LAK Trading Company No. 9 (Proprietary) Limited)
and
AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

IH\acr

H:\IH\HARMONY\DOORNKOP\JVADD3.DOC
29 July 2003

INTERPRETATION	3
RECITALS	3
EXTENSION	3
ADMENDMENTS	3
SAVINGS CLAUSE	5

WHEREBY THE PARTIES AGREE AS FOLLOWS
83    INTERPRETATION
In this Addendum:
83.1 words and phrases defined in the Joint Venture Agreement will bear the same meanings herein; and
83.2
"Joint Venture Agreement" means the Joint Venture Agreement
entered into between the parties hereto on 21 January 2003.
84    RECITALS
The Parties wish to record their agreement in regard to certain amendments to the Joint Venture Agreement and the extension of the date for fulfilment of the Condition Precedent.
85     EXTENSION
It is agreed, in terms of clause 3.4 of the Notarial Sale Agreement, that the date for fulfilment of the Condition Precedent is extended to
11 August 2003.
86     AMENDMENTS
It is agreed that the Joint Venture Agreement is hereby amended as follows -
86.1        clause 1.2.12 is deleted in its entirety and substituted with the following
"1.2.12
"Effective Date" means the third Business Day after the
date of fulfillment or waiver of the Condition Precedent;"

86.2        clause 5.1.1.1 is deleted in its entirety and substituted with the following
"5.1.1.1
its 74% (Seventy four percent) share in the ore mined by
the Joint Venture in the Mining Area when such ore
becomes a movable capable of separate ownership, for
processing for and on behalf of the Joint Venture, and
the Randfontein Mining Lease, with effect from the
Effective Date; and"
86.3        clause 5.1.2 is deleted in its entirety and substituted with the following
"5.1.2
Africa Vanguard shall contribute its 26% (Twenty six
percent) share in the ore mined by the Joint Venture in the
Mining Area when such ore becomes a movable capable
of separate ownership, for processing for and on behalf of
the Joint Venture, and the Africa Vanguard Mining Lease,
with effect from the Effective Date.
86.4 clauses 12.1, 12.2 and 12.6 are hereby deleted in their entirety;
86.5 the following additional clauses are inserted after clauses 13.2.2
"13.3
In the event that any Participant is of the view that the
Budget approved by the Joint Venture Board, in respect of
any Financial Year, is not in the best interests of the Joint
Venture, taking into account good gold mining practices in
South Africa, previous budgets in respect of the Mining
Area, viable opportunities available to the Joint Venture
and the particular circumstances of the Joint Venture
Business ("Relevant Circumstances"), such Participant
shall be entitled to refer the Budget to an independent
auditor (appointed, mutatis mutandis, in accordance with
the provisions of clause 10.8) ("Auditor") for review.

13.4
In the event that the Auditor is in agreement with such
Participant that the Budget is not in the best interests of
the Joint Venture, taking into account the Relevant
Circumstances, the Auditor shall make any amendments
which he deems appropriate, taking into account the
Relevant Circumstances. The amendments made by the
Auditor shall be final and binding on the Participants.
13.5
The Auditor shall be obliged to determine how his costs
will be apportioned between the Participants and shall be
entitled to take appropriate expert advice from third parties in regard to what is and what is not generally regarded as
a good gold mining practice in South Africa."
87      SAVINGS CLAUSE
Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the parties, all the terms and conditions of the
Joint Venture Agreement shall mutatis mutandis continue to apply.
SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
RANDFONTEIN ESTATES LIMITED

who warrants that he is duly authorised

SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
AFRICA VANGUARD RESOURCES
(DOORNKOP) (PROPRIETARY)
LIMITED

who warrants that he is duly authorised

SIGNED at .................... .................... on .................... .................... 2003

For and on behalf of
AFRICA VANGUARD RESOURCES
(PROPRIETARY) LIMITED
                             who warrants that he is duly authorized

deemed to constitute the written confirmation referred to in clauses
3.1.1 and 3.1.2;
37.2
3.1.5 to 3.1.8 and 3.1.13 will only be fulfilled on receipt of written advice from Nedbank Limited (acting through its Capital Markets division) that the documents referred to therein have been entered into and have become unconditional, provided that signature of this Addendum on behalf of Randfontein shall be deemed to constitute the written approval referred to in clause 3.1.13; and
37.3
3.1.9 to 3.1.12 will be fulfilled on signature of the documents referred to therein by all Parties.

ANNEXE "C"
SCHEDULE OF PROPOSED SHAREHOLDERS OF AVR
Name of Shareholder
A-
Shares B-Shares
Total
(A,B)
% of
Total
(A,B) C-Shares
% C-
Shares C-Shares
% C-
Shares
Total
(A,B,C)
% of
Total
(A,B,C)
Votes
% of
vote
Pre-conversion Post-conversion
 Zungu Investments Company (Pty)
 Limited
22,500
-
22,500 3.4 - - - - 22,500 2.4           2,500,000 3.8
 Sandile Zungu 202,500       150,000       352,500 53.1 - - - - 352,500 37.2       202,650,000 34.2
 Agito Group 13,500
-
13,500 2.0 - - - - 13,500 1.4         13,500,000 2.3
 NAPWA 13,500
-
13,500 2.0 - - - - 13,500 1.4         13,500,000 2.3
 Ndalama Swichelwa Investment Holdings           22,500
-
22,500 3.4 - - - - 22,500 2.4         22,500,000 3.8
 Bentungwa Family Trust 4,500
-
4,500 0.7 - - - - 4,500 0.5           4,500,000 0.8
 JB and SMA Magwaza Family trust 4,500
-
4,500 0.7 - - - - 4,500 0.5           4,500,000 0.8
 Mkabayi Trust 4,500
-
4,500 0.7 - - - - 4,500 0.5           4,500,000 0.8
 Ncedo Mlamla 4,500
-
4,500 0.7 - - - - 4,500 0.5           4,500,000 0.8
 Nasidima Investment Projects (Pty) Ltd 13,500
-
13,500 2.0 - - - - 13,500 1.4         13,500,000 2.3
 The Africa Vanguard Rural Development
 Trust
13,500
-
13,500 2.0 - - - - 13,500 1.4         13,500,000 2.3
 Ifa Lesizwe Investments (Pty) Ltd 22,500
-
22,500 3.4 - - - - 22,500 2.4         22,500,000 3.8
 The Africa Vanguard Education Trust 13,500
-
13,500 2.0 - - - - 13,500 1.4         13,500,000 2.3
 The Africa Vanguard Social Development
 Trust
13,500
-
13,500 2.0 - - - - 13,500 1.4         13,500,000 2.3
 Indoni Yamanzi Trust 22,500
-
22,500 3.4 - - - - 22,500 2.4         22,500,000 3.8
 Siyavuna Investments (Pty) Ltd 4,500
-
4,500 0.7 - - - - 4,500 0.5            4,500,000 0.8
 Matome Edmund Modipa 4,500
-
4,500 0.7 - - - - 4,500 0.5            4,500,000 0.8
 The Marumo Trust 4,500
-
4,500 0.7 - - - - 4,500 0.5            4,500,000 0.8
 Phaswana Steve Ratlou 4,500
-
4,500 0.7 - - - - 4,500 0.5            4,500,000 0.8
 Sipho Moffat Ngcobo 4,500
-
4,500 0.7 - - - - 4,500 0.5            4,500,000 0.8
 Africa Vanguard Holdings (Pty) Ltd - 100,000        100,000 15.1 - - - - 100,000 10.5               100,000 0.0
 Stanlib -
-
- - 84,318 100.0        189,715 66.7      189,715 20.0       118,357,718 20.0
 Nedbank -
-
- - 1                -          94,858 33.3         94,858 10.0         59,179,259 10.0
 TOTAL                                                                         414,000
250,000
664,000
100
84,319
100
284,573
100
948,573
100
591,786,977 100%

ANNEXE "E"
SECONDARY CONSIDERATION
1                             2
3
4                                5
Secondary
Consideration
Tranche
Month Ended
Rands/
Kilogram
Kilograms                     Value
1                        31-Aug-03 120,000 20.611 45,254.20
2                        30-Sep-03 120,655 20.611 52,281.02
3                        31-Oct-03 121,314 20.611 58,601.88
4                        30-Nov-03 121,976 20.611 65,568.43
5                        31-Dec-03 122,641 20.611 71,199.33
6                        31-Jan-04 123,311 20.611 76,876.04
7                        29-Feb-04 123,984 20.611 82,219.12
8                        31-Mar-04 124,661 20.611 86,687.15
9                        30-Apr-04 125,341 20.611 91,783.14
10                       31-May-04 126,025 20.611                    96,310.50
11                       30-Jun-04 126,713 20.611 100,743.04
12                       31-Jul-04 127,405 20.611 105,157.33
13                       31-Aug-04 128,100 20.672 109,814.45
14                       30-Sep-04 128,799 20.672 113,836.36
15                       31-Oct-04 129,502 20.672 117,817.77
16                       30-Nov-04 130,209 20.672 121,668.45
17                       31-Dec-04 130,920 20.672 125,291.36
18                       31-Jan-05 131,634 20.672 129,548.03
19                       28-Feb-05 132,353 20.672 133,286.87
20                       31-Mar-05 133,075 20.672 136,387.65
21                       30-Apr-05 133,802 20.672 140,363.90
22                       31-May-05 134,532 20.672 143,814.00
23                       30-Jun-05 135,266 20.672 147,250.09
24                       31-Jul-05 136,004 20.672 150,740.72
25                       31-Aug-05 136,747 18.441 137,490.04
26                       30-Sep-05 137,493 18.441 140,611.37
27                       31-Oct-05 138,244 18.441 143,375.65
28                       30-Nov-05 138,998 18.441 146,199.74
29                       31-Dec-05 139,757 18.441 148,253.32
30                       31-Jan-06 140,520 18.441 149,950.01
31                       28-Feb-06 141,287 18.441 151,489.21
32                       31-Mar-06 142,058 18.441 152,540.37
33                       30-Apr-06 142,833 18.441 154,096.67
34                       31-May-06 143,613 18.441 155,307.39
35                       30-Jun-06 144,397 18.441 156,683.52
36                       31-Jul-06 145,185 18.441 157,804.73
37                       31-Aug-06 145,977 39.973 344,571.13
38                       30-Sep-06 146,774 39.973 347,199.48
Attorneys

1                             2
3
4                                5
Secondary
Consideration
Tranche
Month Ended
Rands/
Kilogram
Kilograms                       Value
39                       31-Oct-06 147,575 39.973 349,250.91
40                       30-Nov-06 148,381 39.973 351,392.99
41                       31-Dec-06 149,190 39.973 354,585.36
42                       31-Jan-07 150,005 39.973 358,808.86
43                       28-Feb-07 150,823 39.973 363,217.68
44                       31-Mar-07 151,647 39.973 366,284.52
45                       30-Apr-07 152,474 39.973 370,455.23
46                       31-May-07 153,307 39.973 373,951.92
47                       30-Jun-07 154,143 39.973 378,230.31
48                       31-Jul-07 154,985 39.973 381,844.04
49                       31-Aug-07 155,831 100.373 968,168.56
50                       30-Sep-07 156,681 100.373 978,471.13
51                       31-Oct-07 157,536 100.373 986,924.92
52                       30-Nov-07 158,396 100.373 996,684.50
53                       31-Dec-07 159,261 100.373                1,005,416.64
54                       31-Jan-08 160,130 100.373 1,014,690.69
55                       29-Feb-08 161,004 100.373 1,024,863.27
56                       31-Mar-08 161,883 100.373 1,032,636.34
57                       30-Apr-08 162,766 100.373 1,041,677.88
58                       31-May-08 163,655 100.373 1,050,670.54
59                       30-Jun-08 164,548 100.373 1,060,020.03
60                       31-Jul-08 165,446 100.373 1,067,942.92
61                       31-Aug-08 166,349 135.120 1,450,631.24
62                       30-Sep-08 167,257 135.120 1,462,599.75
63                       31-Oct-08 168,170 135.120 1,473,299.51
64                       30-Nov-08 169,088 135.120                1,485,966.01
65                       31-Dec-08 170,011 135.120                1,488,217.49
66                       31-Jan-09 170,939 135.120 1,485,433.50
67                       28-Feb-09 171,872 135.120 1,482,478.43
68                       31-Mar-09 172,810 135.120 1,477,395.91
69                       30-Apr-09 173,753 135.120 1,474,180.20
70                       31-May-09 174,701 135.120 1,470,268.74
71                       30-Jun-09 175,655 135.120 1,466,838.22
72                       31-Jul-09 176,614 135.120 1,462,672.41
73                       31-Aug-09 177,578 135.307 1,461,078.50
74                       30-Sep-09 178,547 135.307 1,457,369.65
75                       31-Oct-09 179,522 135.307 1,452,900.91
76                       30-Nov-09 180,501 135.307                1,449,009.52
77                       31-Dec-09 181,487 135.307                1,449,213.03
78                       31-Jan-10 182,477 135.307 1,455,817.76
79                       28-Feb-10 183,473 135.307 1,461,583.89
80                       31-Mar-10 184,475 135.307 1,464,674.33
81                       30-Apr-10 185,481 135.307 1,470,655.83
82                       31-May-10 186,494 135.307 1,475,346.33
83                       30-Jun-10 187,512 135.307 1,480,399.41

1 2
3
4 5
Secondary
Consideration
Tranche
Month Ended
Rands/
Kilogram
Kilograms                     Value
84                       31-Jul-10 188,535 135.307 1,485,303.47
85                       31-Aug-10 189,564 138.973 1,530,923.12
86                       30-Sep-10 190,599 138.973 1,535,740.04
87                       31-Oct-10 191,639 138.973 1,540,403.69
88                       30-Nov-10 192,685 138.973                1,545,202.06
89                       31-Dec-10 193,737 138.973                1,547,993.43
90                       31-Jan-11 194,794 138.973 1,551,362.74
91                       28-Feb-11 195,858 138.973 1,553,807.92
92                       31-Mar-11 196,927 138.973 1,554,201.75
93                       30-Apr-11 198,001 138.973 1,557,319.69
94                       31-May-11 199,082 138.973 1,559,152.10
95                       30-Jun-11 200,169 138.973 1,561,304.37
96                       31-Jul-11 201,261 138.973 1,563,387.58
97                       31-Aug-11 202,360 140.027 1,577,449.01
98                       30-Sep-11 203,464 140.027 1,579,968.44
99                       31-Oct-11 204,575 140.027 1,581,446.08
100                      30-Nov-11 205,691 140.027                1,583,263.70
101                      31-Dec-11 206,814 140.027                1,582,063.02
102                      31-Jan-12 207,943 140.027 1,578,793.67
103                      29-Feb-12 209,078 140.027 1,575,119.99
104                      31-Mar-12 210,219 140.027 1,570,997.18
105                      30-Apr-12 211,367 140.027 1,567,573.33
106                      31-May-12 212,520 140.027 1,563,240.75
107                      30-Jun-12 213,680 140.027 1,560,075.28
108                      31-Jul-12 214,846 140.027 1,555,999.75
109                      31-Aug-12 217,380 136.600 1,491,906.18
110                      30-Sep-12 218,475 136.600 1,490,306.97
111                      31-Oct-12 219,576 136.600 1,487,654.83
112                      30-Nov-12 220,959 136.600                1,481,466.95
113                      31-Dec-12 222,072 136.600                1,478,813.04
114                      31-Jan-13 223,471 136.600 1,472,002.62
115                      29-Feb-13 224,597 136.600 1,470,038.23
116                      31-Mar-13 225,728 136.600 1,466,319.21
117                      30-Apr-13 219,576 136.600 1,463,813.51
118                      31-May-13 220,959 136.600 1,460,801.13
119                      30-Jun-13 222,072 136.600 1,458,640.74
120                      31-Jul-13 223,471 136.600 193,871.19

FOURTH ADDENDUM TO
THE NOTARIAL SALE AGREEMENT
entered into on 21 January 2003
between
RANDFONTEIN ESTATES LIMITED
and
AFRICA VANGUARD RESOURCES (DOORNKOP) (PROPRIETARY)
LIMITED
(formerly LAK Trading Company No. 9 (Proprietary) Limited)

IH\acr

H:\IH\HARMONY\DOORNKOP\SALEADD4.DOC
6 August 2003

INTERPRETATION	3
RECITALS	3
ADMENDMENT	3
CONDITIONS PRECEDENT	4
SAVINGS CLAUSE	4

IH\acr

H:\IH\HARMONY\DOORNKOP\SALEADD4.DOC
6 August 2003
WHEREBY THE PARTIES AGREE AS FOLLOWS
39
INTERPRETATION
In this Addendum:
39.1
words and phrases defined in the Notarial Sale Agreement will bear the same meanings herein; and
39.2
"Notarial Sale Agreement" means the Notarial Sale Agreement
entered into between the parties hereto on 21 January 2003.
40
RECITALS
The parties wish to record their agreement in regard to an amendment to the Notarial Sale Agreement and the fulfillment of certain of the
Conditions Precedent.
41
AMENDMENT
It is agreed that clause 3.1.13 of the Notarial Sale Agreement is hereby deleted in its entirety and substituted with the following:
"3.1.13
the First Loan Agreement, the Second Loan Agreement, the Liberty
Loan Agreement, the Liberty Subscription Agreement and the
Nedbank Subscription Agreement (each as defined in the Loan
Agreement and referred to collectively herein as the "Equity
Documents") are entered into and become unconditional in
accordance with their terms, save for any reference to this
Agreement, and that the subscription proceeds arising and loan funding made available pursuant to such Equity Documents provide sufficient funding for the advance of a shareholders loan of
R32 000 000.00 (thirty two million rand) by AVR to Africa Vanguard;"
Attorneys

42    CONDITIONS PRECEDENT
The Parties agree that, notwithstanding the provisions of clause 5.2 of the Third Addendum to the Notarial Sale Agreement, all of the
Conditions Precedent, save for those contained in clauses 3.1.18 and
3.1.19, have been fulfilled.
43    SAVINGS CLAUSE
Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the parties, all the terms and conditions of the
Notarial Sale Agreement shall mutatis mutandis continue to apply.
SIGNED at ......................................... on .............................................. 2003
For and on behalf of
RANDFONTEIN ESTATES LIMITED

who warrants that he is duly authorised
SIGNED at ......................................... on .............................................. 2003
For and on behalf of
AFRICA VANGUARD RESOURCES
(DOORNKOP) (PROPRIETARY)
LIMITED

who warrants that he is duly authorized